                                                                   EXHIBIT 99(j)


                               CUSTODY AGREEMENT

                                    between

                           USF&G Pacholder Fund, Inc.

                                      and

                                Star Bank, N.A.

                               TABLE OF CONTENTS
                               -----------------
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Article I      Certain Definitions................................   1
               1.1   Authorized Person............................   1
               1.2   Board of Trustees............................   1
               1.3   Business day.................................   1
               1.4   CFTC.........................................   1
               1.5   Custody Account..............................   1
               1.6   DTC..........................................   1
               1.7   NASD.........................................   2
               1.8   OCC..........................................   2
               1.9   Officer......................................   2
               1.10  Proper Instructions..........................   2
               1.11  SEC..........................................   2
               1.12  Securities...................................   2
               1.13  Securities System............................   2
               1.14  Shares.......................................   3

Article II     Appointment of Custodian...........................   3
               2.1   Appointment..................................   3
               2.2   Acceptance...................................   3

Article III    Custody of Cash Securities.........................   3
               3.1   Segregation..................................   3
               3.2   Custody Accounts.............................   3
               3.3   Appointment of Sub-Custodians................   3
               3.4   Appointment of Agents........................   4
               3.5   Delivery of Assets to Custodian..............   4
               3.6   Securities Systems...........................   4
               3.7   Collection of Income.........................   5
               3.8   Disbursement of Moneys from Custody Account..   6
               3.9   Delivery of Securities from Custody Account..   7
               3.10  Bank Accounts................................   9
               3.11  Payments for Shares..........................   9
               3.12  Availability of Federal Funds................   9
               3.13  Actions Not Requiring Proper Instructions....   9
               3.14  Ownership Certificates for Tax Purposes......  10
               3.15  Registration and Transfer of Securities......  10
               3.16  Records......................................  10
               3.17  Portfolio Reports by Custodian...............  11
               3.18  Other Reports by Custodian...................  11

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                3.19  Proxies and Other Materials.................  11
                3.20  Information on Corporate Actions............  11

Article IV      Purchase and Sale of Portfolio Investments........  11
                4.1   Purchase of Securities......................  11
                4.2   Liability for Payment in Advance of Receipt
                        of Securities Purchased...................  12
                4.3   Sale of Securities..........................  12
                4.4   Payment for Securities Sold.................  12
                4.5   Advances by Custodian for Settlement........  12

Article V       Redemption of Shares..............................  13
                5.1   Transfer of Funds...........................  13
                5.2   No Duty Regarding Paying Banks..............  13

Article VI      Segregated Accounts...............................  13

Article VII     Concerning the Custodian..........................  14
                7.1   Standard of Care............................  14
                7.2   No Responsibility for Title.................  14
                7.3   Reliance Upon Documents and Instructions....  14
                7.4   Express Duties Only.........................  14
                7.5   Cooperation.................................  14
                7.6   Force Majeure...............................  14

Article VIII    Indemnification...................................  15
                8.1   Indemnification.............................  15
                8.2   Indemnity to be Provided....................  15

Article IX      Effective Period; Termination.....................  15
                9.1   Effective Period............................  15
                9.2   Termination.................................  15
                9.3   Successor Custodian.........................  15
                9.4   Continuing Obligations......................  16

Article X       Compensation of Custodian.........................  16

Article XI      Notices...........................................  16


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Article XII    Miscellaneous......................................  17
               12.1  Governing Law................................  17
               12.2  References to Custodian......................  17
               12.3  No Waiver....................................  17
               12.4  Amendments...................................  18
               12.5  Counterparts.................................  18
               12.6  Severability.................................  18
               12.7  Successors and Assigns.......................  18
               12.8  Headings.....................................  18

                               CUSTODY AGREEMENT
                               -----------------

     This Agreement is dated as of May 1, 1996, by and between USF&G Pacholder Fund, Inc., a Maryland corporation (the "Fund"), and Star Bank, N.A., a national banking association chartered under the laws of the United States (the "Custodian").

                              W I T N E S S E T H:

     WHEREAS, the Fund is an closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Custodian to serve as custodian for the Fund, and the Custodian is willing to furnish such services;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

     Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1.1  "Authorized Person" means any officer of the Fund or other person duly
           -----------------
authorized by resolution of the Board of Directors to give Proper Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Directors, certified by an officer of the Fund, as may be received by the Custodian from time to time. The Fund will provide the Custodian with authenticated specimen signatures of each Authorized Person.

     1.2  "Board of Directors" means the directors from time to time serving in
           ------------------
office pursuant to the charter and bylaws of the Fund.

     1.3  "Business day" means any day recognized as a settlement day by the New
           ------------
York Stock Exchange, Inc. and any other day for which the Fund computes the net asset value of its shares of common stock.

     1.4  "CFTC" means the U.S. Commodity Futures Trading Commission.
           ----

     1.5  "Custody Account" means the account in the name of Fund which is
           ---------------
provided for in Section 3.2.

     1.6  "DTC" means the Depository Trust Company.
           ---

     1.7  "NASD" means the National Association of Securities Dealers, Inc.
           ----

     1.8  "OCC" means The Options Clearing Corporation.
           ---

     1.9  "Officer" of the Fund means the Chairman, President, any Vice-
           -------
President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

     1.10 "Proper Instructions" means:
           -------------------

          (i) a writing (including, without limitation, a facsimile transmission or tested telex) constituting a request, direction, instruction or certification signed or initiated by or on behalf of the Fund by one or more Authorized Persons or reasonably believed by the Custodian to have been signed by such Authorized Persons;

          (ii) a telephone or other oral communication by one or more Authorized Persons or reasonably believed by the Custodian to have been communicated by such Authorized Persons; or

          (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to the Custodian and approved by resolution of the Board of Directors, a copy of which, certified by an officer of the Fund, shall have been delivered to the Custodian.

     The Fund shall cause all Proper Instructions in the form of oral communications to be promptly confirmed in writing, as specified in clause (i) of this Section 1.10. In the event that an oral communication is not so confirmed, or in the event that a written confirmation differs from the related oral communication, the Fund will hold the Custodian harmless and without liability for any claims or losses in connection with such oral communication. Proper Instructions may be in the form of standing instructions. In respect of trades reported on the Fund's behalf through DTC, instructions from DTC (whether in a DTC report or otherwise) shall constitute Proper Instructions.

     1.11  "SEC" means the U.S. Securities and Exchange Commission.
            ---

     1.12  "Securities" include, without limitation, common and preferred
            ----------
stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

     1.13  "Securities System" means (i) any clearing agency registered with the
            -----------------
SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities; and (ii) the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O.

     1.14  "Shares" means the shares of capital stock issued by the Fund.
            ------

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN
                            ------------------------

     2.1  Appointment.  The Fund hereby constitutes and appoints the Custodian
          -----------
as custodian of the assets of the Fund for the term and subject to the provisions of this Agreement.

     2.2  Acceptance.  The Custodian hereby accepts appointment as such
          ----------
custodian and agrees to perform the duties thereof as hereinafter set forth. In performing the services to be provided to the Fund hereunder, the Custodian agrees to comply with all relevant provisions of the 1940 Act and the regulations promulgated thereunder.

                                  ARTICLE III

                         CUSTODY OF CASH AND SECURITIES
                         ------------------------------

     3.1  Segregation.  All securities and non-cash property held by the
          -----------
Custodian for the account of the Fund, except securities maintained in a Securities System pursuant to Section 3.6, shall be physically segregated from other securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

     3.2  Custody Account.  The Custodian shall open and maintain in its trust
          ---------------
department a custody account in the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all securities, cash and other assets of the Fund which are delivered to it.

     3.3  Appointment of Sub-Custodians.  In its discretion, the Custodian may
          -----------------------------
appoint, and at any time remove, any bank or trust company which has been approved by the Board of Directors and is qualified to act as a custodian under the 1940 Act, as sub-custodian, to hold securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian on behalf of its customers and subject only to its draft or order pursuant to the terms of this Agreement); provided, however, that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of such sub-custodian so employed than any such sub-custodian has to the Custodian.

     3.4  Appointment of Agents.  The Custodian may at any time or times in its
          ---------------------
discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     3.5  Delivery of Assets to Custodian.  The Fund shall deliver, or cause to
          -------------------------------
be delivered, to the Custodian all securities, cash and other assets of the Fund other than securities, cash or other assets to be delivered to any sub-custodian appointed pursuant to Section 3.3, including (i) all payments of income, payments of principal or capital distributions received by the Fund with respect to such securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (ii) all cash received by the Fund for the issuance, at any time during such period, of its Shares. The Custodian shall not be responsible for such securities, cash or other assets until actually received by it.

     3.6  Securities Systems.  The Custodian may deposit and/or maintain
          ------------------
securities of the Fund in a Securities System, subject to the following provisions:

     (a) Prior to a deposit of securities of the Fund in a particular Securities System, the Fund shall deliver to the Custodian a resolution of the Board of Directors, certified by an officer of the Fund, specifically approving the use of such Securities System as a depository for the Fund and authorizing and instructing the Custodian on an ongoing basis to deposit in such Securities System all securities eligible for deposit therein and to make use of such Securities System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of collateral consisting of securities.

     (b) Securities of the Fund kept in a Securities System shall be kept in an account (the "Depository Account") of the Custodian in such Securities System which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

     (c) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund.

     (d) If securities purchased by the Fund are to be held in a Securities System, the Custodian shall pay for such securities upon (i) receipt of advice from the Securities System that such securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If securities sold by the

          Fund are held in a Securities System, the Custodian shall transfer such securities upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

     (e) Upon request, the Custodian shall provide the Fund with copies of any report (obtained by the Custodian from a Securities System in which securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding securities deposited in such Securities System.

     (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Fund for any loss or damage to the Fund resulting from the use by the Custodian of a Securities System, unless such loss or damage is caused by or results from the negligence or willful misconduct on the part of the Custodian or its agents or any of its (or their) employees; provided, however, that in the event of any such loss or damage the Custodian shall take reasonable steps to enforce effectively such rights as it may have against the Securities System. At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Securities System or any other person for any loss or damage to the Fund arising from the use of such Securities System, if and to the extent that the Fund has not been made whole for any such loss or damage.

     3.7  Collection of Income.  Subject to the provisions of Section 3.15, the
          --------------------
Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent hereunder and shall credit such income, as collected, to the Custody Account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Fund on securities loaned pursuant to the provisions of Section 3.9(j) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

     The Custodian shall promptly notify the Fund whenever income due on securities is not collected in due course and will provide the Fund with monthly reports of the status of past due income. Except as set forth herein, the Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to securities held for the Fund if such securities are in default or payment is not made after due demand or presentation.

     3.8  Disbursement of Moneys from Custody Account.  Upon receipt of Proper
          -------------------------------------------
Instructions from or on behalf of the Fund, the Custodian shall disburse moneys from the Custody Account, but only in the following cases:

     (a)  For the purchase of securities for the account of the Fund but only
          (i) in the case of securities (other than options on securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian or agent appointed pursuant to Section 3.3 or Section 3.4, respectively) of such securities to be registered as provided in Section 3.15 in proper form for transfer, or if the purchase of such securities is effected through a Securities System, in accordance with the conditions set forth in Section 3.6; (ii) in the case of options on securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.15; and (iv) in the case of repurchase or reverse repurchase agreements entered into by the Fund and any other party, against delivery of the purchased securities either in certificate form or through an entry crediting the Custodian's (or such sub-custodian's) account at a Securities System with such securities;

     (b) In connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Section 3.9(g);

     (c) For the payment of any dividends or distributions declared by the Fund on its Shares;

     (d)  In payment of the redemption price of Shares as provided in Section
          5.1;

     (e) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; investment management or advisory, administration, accounting, auditing, transfer agent, custody, directors' and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     (f) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of the OCC and of any registered national securities exchange (or of any similar organization or organizations), regarding escrow or other arrangements in connection with transactions by the Fund;

     (g) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations), regarding account deposits in connection with transactions by the Fund;

     (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

     (i) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Directors, certified by an officer of the Fund, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     3.9  Delivery of Securities from Custody Account.  Upon receipt of Proper
          -------------------------------------------
Instructions from or on behalf the Fund, the Custodian shall release and deliver securities from the Custody Account, but only in the following cases:

     (a) Upon the sale of securities for the account of the Fund but only against receipt of payment therefor;

     (b) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 3.6;

     (c) To the depositary agent in connection with tender or other similar offers for securities of the Fund;

     (d) To the issuer thereof or its agent when such securities are called, redeemed, retired, or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     (e) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any sub-custodian or agent appointed pursuant to Section 3.3 or Section 3.4, respectively, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     (f) To the broker selling securities or its clearing agent, for examination in accordance with the "street delivery" custom; provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     (g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities or the issuer of such securities, or pursuant provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of depositary receipts; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     (h) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement related to such securities entered into by the Fund;

     (i) In the case of warrants, rights or similar securities, upon the exercise thereof, the surrender thereof in the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     (j) For delivery in connection with any loans of securities of the Fund, but only against receipt by the Custodian of such collateral as shall have been specified to the Custodian in Proper Instructions, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

     (k) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets, but only against receipt by the Custodian of the amounts borrowed;

     (l) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

     (m) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of the OCC and of any registered national securities exchange (or of any similar organization or organizations), regarding escrow or other arrangements in connection with transactions by the Fund;

     (n) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations), regarding account deposits in connection with transactions by the Fund;

     (o) Upon receipt of instructions from the transfer agent for the Fund, for delivery to such transfer agent or to the holders of Shares in connection with distributions in kind, upon the repurchase or redemption of such Shares by the Fund; and

     (p) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Directors, certified by an officer of the Fund, specifying the securities to be delivered and the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     3.10  Bank Accounts.  The Custodian may open and maintain a separate bank
           -------------
account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for the Fund may be deposited by it to its credit as custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by the vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as custodian and shall be withdrawable by the Custodian only in that capacity. If requested by the Fund, the Custodian shall furnish the Fund, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Fund.

     3.11  Payments for Shares.  The Custodian shall make such arrangements with
           -------------------
the transfer agent for the Fund, as will enable the Custodian to receive the cash consideration due to the Fund and will deposit into the Custody Account such payments as are received from the transfer agent. The Custodian will provide timely notification to the Fund and the transfer agent of any receipt by it of payments for Shares.

     3.12  Availability of Federal Funds.  Upon mutual agreement between the
           -----------------------------
Fund and the Custodian, the Custodian shall make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares which are deposited into the Custody Account.

     3.13  Actions Not Requiring Proper Instructions.  The Custodian may in its
           -----------------------------------------
discretion, without express authority from or on behalf the Fund:

     (a) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

     (b) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

     (c) Surrender interim receipts or securities in temporary form for securities in definitive form; and

     (d) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and assets of the Fund.

     3.14  Ownership Certificates for Tax Purposes.  The Custodian shall execute
           ---------------------------------------
any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service and to the Fund at such time, in such manner and containing such information as is prescribed by the Internal Revenue Service.

     3.15  Registration and Transfer of Securities.  All securities held for the
           ---------------------------------------
Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such securities shall be held in a Securities System if eligible therefor. All other securities held for the Fund may be registered in the name of the Fund, the Custodian, or any sub-custodian or agent appointed pursuant to Section 3.3 or Section 3.4, respectively, or in the name of any nominee of any of them, or in the name of a Securities System or any nominee thereof. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Custodian is directed to maintain securities of the Fund in "street name", the Custodian shall utilize its best efforts only timely to collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Securities System, any securities registered in the name of the Fund.

     3.16  Records.  The Custodian shall create and maintain all records
           -------
relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

     3.17  Portfolio Reports by Custodian.  The Custodian shall furnish the Fund
           ------------------------------
with a daily activity statement and a summary of all transfers to or from the Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the securities and moneys held for the Fund under this Agreement.

     3.18  Other Reports by Custodian.  The Custodian shall provide the Fund, at
           --------------------------
such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

     3.19  Proxies and Other Materials.  The Custodian shall cause all proxies
           ---------------------------
relating to securities which are not registered in the name of the Fund to be promptly executed by the registered holder, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices to such securities.

     3.20  Information on Corporate Actions.  Subject to the provisions of
           --------------------------------
Section 3.15, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers or writers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from the issuers of securities whose tender or exchange offer is sought from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, the Fund shall notify the Custodian at least three (3) business days prior to the date on which the Custodian is to take such action.

                                   ARTICLE IV

                   PURCHASE AND SALE OF PORTFOLIO INVESTMENTS
                   ------------------------------------------

     4.1  Purchase of Securities.  Promptly upon each purchase of securities for
          ----------------------
the Fund, Proper Instructions shall be delivered to the Custodian, specifying
(i) the name of the issuer or
writer of such securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall, upon receipt of such securities purchased by the Fund, pay out of the moneys held in the Custody Account the total amount specified in such Proper Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of securities for the Fund, if there is insufficient cash available in the Custody Account for which such purchase was made.

     4.2  Liability for Payment in Advance of Receipt of Securities Purchased.
          -------------------------------------------------------------------
Except as provided in this Agreement, in any and every case where payment for the purchase of securities for the Fund is made by the Custodian in advance of receipt of the securities purchased but in the absence of Proper Instructions so to pay in advance, the Custodian shall be liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

     4.3  Sale of Securities.  Promptly upon each sale of securities by the
          ------------------
Fund, Proper Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units sold, (iii) the date of sale and settlement,
(iv) the sale price per unit, (v) the total amount payable upon such sale, and
(vi) the person to whom such securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Proper Instructions, the Custodian shall deliver such securities to the person specified in such Proper Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

     4.4  Payment for Securities Sold.  In its sole discretion and from time to
          ---------------------------
time, the Custodian may credit the Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of securities or other assets of the Fund, and (iii) income from cash, securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by the Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to its Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

     4.5  Advances by Custodian for Settlement.  The Custodian may, in its sole
          ------------------------------------
discretion and from time to time, advance funds to the Fund to facilitate the settlement of transactions in the Custody Account. Any such advance shall be repayable immediately upon demand by the Custodian.

                                   ARTICLE V

                              REDEMPTION OF SHARES
                              --------------------

     5.1  Transfer of Funds.  From such funds as may be available for the
          -----------------
purpose in the Custody Account of the Fund, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as may be designated with respect to such amount in such Proper Instructions.

     5.2  No Duty Regarding Paying Banks.  The Custodian shall not be under any
          ------------------------------
obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 5.1 of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VI

                              SEGREGATED ACCOUNTS
                              -------------------

     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in a Depository Account:

     (a) In accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the OCC and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

     (b) For purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund, or in connection with futures contracts (or options thereon) purchased or sold by the Fund;

     (c)  Which constitute collateral for loans of securities made by the Fund;

     (d) For purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements, and when-issued, delayed delivery and firm commitment transactions, and other similar transactions; and

     (e) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors, certified by an officer of the Fund, specifying the purpose of such segregated account and declaring such purpose to be a proper corporate purpose.

                                  ARTICLE VII

                            CONCERNING THE CUSTODIAN
                            ------------------------

     7.1  Standard of Care.  The Custodian shall be held to a standard of
          ----------------
reasonable care in carrying out the provisions of this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Subject to the limitations set forth in this Agreement, the Custodian shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.

     7.2  No Responsibility for Title.  So long as and to the extent that it is
          ---------------------------
in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

     7.3  Reliance Upon Documents and Instructions.  The Custodian shall be
          ----------------------------------------
entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Proper Instructions actually received by it pursuant to this Agreement.

     7.4  Express Duties Only.  The Custodian shall have no duties or
          -------------------
obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     7.5  Cooperation.  The Custodian shall cooperate with and supply necessary
          -----------
information to the entity or entities appointed by the Fund to keep its books of account and/or compute its net asset value. The Custodian shall take all such reasonable actions as the Fund may from time to time request to enable the Fund to obtain, from year to year, favorable opinions from the Fund's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of any registration statement of the Fund on Form N-2 and of the Fund's reports on Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Fund of any other requirements of the SEC.

     7.6  Force Majeure.  The Custodian shall not be responsible or liable for
          -------------
any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority, governmental, judicial or regulatory actions or inability to obtain labor, material, equipment or transportation.

                                  ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     8.1  Indemnification.  The Fund shall indemnify and hold harmless the
          ---------------
Custodian and its duly appointed sub-custodians and agents, and any nominee thereof, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, as amended, the 1934 Act, the 1940 Act, and any state securities or banking laws) or claim arising, directly or indirectly, (i) from any action or inaction pursuant to Proper Instructions or otherwise taken at the request or direction of or in reliance on the advice of the Fund, or (ii) from the fact that securities are registered in the name of any such nominee, or (iii) generally, from the performance of its or their obligations under this Agreement or any sub-custody agreement; provided, however, that neither the Custodian nor any sub-custodian or agent shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the failure to act in accordance with the standard of reasonable care set forth in Section 7.1.

     8.2  Indemnity to be Provided.  If the Fund requests the Custodian to take
          ------------------------
any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Fund shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

                                   ARTICLE IX

                         EFFECTIVE PERIOD; TERMINATION
                         -----------------------------

     9.1  Effective Period.  This Agreement shall become effective as of its
          ----------------
execution and shall continue in full force and effect until terminated as hereinafter provided.

     9.2  Termination.  Either party hereto may terminate this Agreement by
          -----------
giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of the giving of such notice. The Fund may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     9.3  Successor Custodian.  If a successor custodian for the Fund shall have
          -------------------
been appointed by the Board of Directors, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on date of termination specified pursuant to Section 9.2, (i) deliver directly to the successor custodian all securities (other than securities held in a Securities System) and cash then owned by the Fund and held by the Custodian as custodian, and (ii) transfer any securities held in a Securities System to an account of or for the Fund at the successor custodian, provided that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. If a successor custodian is not designated by the Fund on or before the date of termination specified pursuant to Section 9.2, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which (i) is a "bank" as defined in the 1940 Act, (ii) has aggregate capital, surplus and undivided profits as shown on its then most recent public report of not less than $25 million, and (iii) is doing business in New York, New York, all securities, cash and other property held by the Custodian under this Agreement and to transfer to an account of or for the benefit of the Fund at such bank or trust company all securities of the Fund held in a Securities System. Upon such delivery and transfer, such bank or trust company shall be the successor custodian for the Fund under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. If, after reasonable inquiry, the Custodian cannot find a successor custodian as contemplated in this Section 9.3, then the Custodian shall have the right to deliver to the Fund all securities and cash held by the Custodian under this Agreement and to transfer any securities held in a Securities System to an account of or for the benefit of the Fund. Thereafter, the Fund shall be deemed to be its own custodian and the Custodian shall be relieved of all obligations under this Agreement.

     9.4  Continuing Obligations.  Nothing contained in this Article IX shall be
          ----------------------
construed to excuse the Fund from payment of all charges due and payable to the Custodian. The provisions of Section 12.2, "References to Custodian", Article VII, "Concerning the Custodian" and Article VIII, "Indemnification" shall survive the termination or expiration of this Agreement for any reason.


                                   ARTICLE X

                           COMPENSATION OF CUSTODIAN
                           -------------------------

     The Custodian shall be entitled to compensation as agreed upon from time to time by the Fund and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit B hereto.

                                   ARTICLE XI

                                    NOTICES
                                    -------

     Unless otherwise specified herein, all demands, notices, instructions and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name herein below:


          If to the Fund:
          --------------


               USF&G Pacholder Fund, Inc.
               Bank One Towers
               8044 Montgomery Road, Suite 382
               Cincinnati, OH  45236
               Attention: Secretary
               Telephone: (513) 985-3200
               Facsimile: (513) 985-3217

          If to the Custodian:
          -------------------

               Star Bank, N.A.
               425 Walnut Street
               M.L. 6118
               Cincinnati, OH  45202
               Attention: Mutual Fund Custody Department
               Telephone: (513) 632-4199
               Facsimile: (513) 632-4448

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XI. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     12.1  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Ohio.

     12.2  References to Custodian.  The Fund shall not circulate any printed
           -----------------------
matter which contains any reference to the Custodian without the prior written approval of the Custodian, excepting printed matter contained in any prospectus or statement of additional information of the Fund and such other printed matter as merely identifies the Custodian as custodian for the Fund. The Fund shall submit printed matter requiring approval to the Custodian in draft form, allowing sufficient time for review by the Custodian and its counsel prior to any deadline for printing.

     12.3  No Waiver.  No failure by either party hereto to exercise, and no
           ---------
delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     12.4  Amendments.  This Agreement cannot be changed orally and no amendment
           ----------
to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     12.5  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     12.6  Severability.  If any provision of this Agreement shall be invalid,
           ------------
illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     12.7  Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     12.8  Headings.  The headings of sections in this Agreement are for
           --------
convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.



ATTEST:                                 USF&G PACHOLDER FUND, INC.



                                        By:
--------------------------                 --------------------------
                                           Anthony L. Longi, Jr.
                                           President


ATTEST:                                 STAR BANK, N.A.



                                        By:
--------------------------                 --------------------------

                                        Title:
                                              -----------------------

                                   Exhibit A

                                     to the

                               Custody Agreement

     The undersigned, President of the Fund, hereby designates the following individuals as authorized by the Fund to give Proper Instructions to the Custodian.


Name                          Title                   Signature
----                          -----                   ---------

Anthony L. Longi, Jr.         President               _________________________

William J. Morgan             Executive Vice
                              President, Treasurer    _________________________
                              and Director

James P. Shanahan, Jr.        Secretary and           _________________________
                              Director


     The undersigned, Secretary of the Fund, hereby certifies that the persons listed above are duly elected, qualified and acting officers of the Fund in the capacities set forth after their respective names and that the signatures set forth after their respective names and titles are the genuine signatures of such officers.


                              ________________________
                              James P. Shanahan, Jr.

     The undersigned, President of the Fund, hereby certifies that James P. Shanahan, Jr. is the duly elected, qualified and acting Secretary of the Fund and that the signature set forth after his name and title above is his true and genuine signature.


                              ________________________
                              Anthony L. Longi, Jr.,

                                   Exhibit B
                                     to the
                               Custody Agreement

                            SCHEDULE OF COMPENSATION

Annual Fee
----------

     For the services to be provided to the Fund pursuant to the Custody Agreement, the Fund shall pay the Custodian an annual fee based upon the average weekly net assets of the Fund and payable monthly as follows:

          $0  to  $30 million           2.5 basis points

          $30 to  $50 million           1.0 basis point

          Over $50 million              .75 basis point

Expenses
--------

     The only out-of-pocket expenses will be shipping fees and transfer fees.



Dated:__________________


_________ initials

_________ initials